Exhibit 10.31

FACTORING AGREEMENT

(COLLECTION)

THIS FACTORING AGREEMENT (“Agreement”) made and executed this 19 day of December, 2008 by and between VERRAZANO, INC. (“Client”) and WELLS FARGO TRADE CAPITAL, LLC (“Factor”)

1.  Purchase of Accounts Receivable:

1.1.  Appointment as Factor.  Client hereby appoints Factor to act as its non-exclusive factor.  Client hereby agrees to assign and sell, and does hereby assign and sell, to Factor, and Factor hereby agrees to purchase certain of Client’s Receivables whether now existing or hereafter arising without any further act or instrument.  For all purposes hereof, the term “Receivables” shall mean and include all accounts, contract rights, general intangibles, chattel papers, instruments, documents and all forms of obligations owing to Client arising from or out of the sale of merchandise and/or the rendition of services, all proceeds thereof, all Client’s: a) rights to merchandise represented thereby;  b) rights under insurance policies covering merchandise or services; c) rights against carriers of said merchandise; and d) right, title, security interests and guarantees with respect to each Receivable, including all rights of replevin and reclamation and stoppage in transit and all other rights of an unpaid seller of merchandise or services.

1.2.  Written Credit Approval.  Client shall submit to Factor the principal terms of each customers’ orders for written credit approval.  Factor may, in its discretion, approve in writing all or a portion of Client’s customers’ orders either by establishing a credit line limited to a specific amount for a specific customer, or by approving all or a portion of a proposed purchase order submitted by Client (“Approved Receivables”).  No credit approval shall be effective unless in writing and unless the goods are shipped or the services rendered within the time specified in the written credit approval or within 30 days after the approval is given, if no time is specified.  No written credit approval or terms of sale shall be changed without Factor’s written approval. Factor shall have the right to withdraw its credit approval or withdraw or adjust a credit line at any time before delivery of merchandise or rendition of services. Factor shall not be liable to any person or in any manner for refusing to approve the credit of any customer.

1.3.  Written Schedules.  Client shall execute and deliver to Factor written or electronic schedules of all Receivables sold or assigned hereunder in form satisfactory to Factor, together with copies of customer’s invoices or the equivalent and upon Factor’s request, conclusive evidence of delivery for all goods sold or rendition of services and all other information or documents Factor may require.

1.4.  Remittances.  All customers’ invoices shall be marked indicating that the Receivable evidenced by the invoice is owned by and payable to Factor in a manner satisfactory to Factor.  All remittances, checks, bills and other proceeds of sales shall be property of Factor and Client authorizes Factor to endorse its name on any and all checks or other forms of remittances received in payment of Receivables whenever such endorsement is deemed to be necessary by Factor to effect collection thereof.  If any remittances are made directly to Client, Client shall hold the same in trust for the benefit of Factor and will immediately deliver to Factor the identical checks, documents, instruments or moneys received in the same form as received by Client.  Client has been advised that Factor may employ a lockbox account for the deposit of remittances received in payment of Receivables, and Client consents thereto.

1.5.  Application of Remittances from Customers.  As between Client and Factor, all remittances, distributions and insolvency dividends, recoveries or other payments whether made in the ordinary course or otherwise (“Remittances”) received from a customer shall be deemed to be applied first to the oldest invoices due from such customer, notwithstanding any remittance advice from the customer to the contrary.   However, insofar as Factor shall have assumed the credit risk with respect to only a portion of the indebtedness due or to become due from a customer, all Remittances shall be applied first to the indebtedness then subject to Factor’s credit risk.

1.6.  Credit Limits.  Factor may limit its purchase of Receivables arising from sales to any one customer, and in such event, and in any instance in which Factor does not approve the credit standing of that customer or the terms of sale, Factor nevertheless agrees to purchase such Receivables from Client and Client shall sell and assign the same to Factor hereunder, but with full recourse to Client in the event of nonpayment thereof for any reason whatsoever (“Non-Approved Receivables”).

2.  Representations and Warranties.

2.1.  Receivables.  Client represents and warrants that each and every Receivable now or hereafter assigned to Factor: a) represents a bona fide sale and delivery of merchandise or rendition of services to customers in the ordinary course of its business; b) represents merchandise or services which have been received and accepted by Client’s customers without dispute or claim of any kind and shall be free and clear of any offset, deduction, counterclaim, lien, encumbrance or any other claim or dispute (real or claimed), including, without limitation, claims or disputes as to price, terms, delivery, quantity or quality and claims of release from liability or because of any act of God, or a public enemy, or war, or because of the requirements of law or of rules, orders or regulations having the force of law; c) will be for an amount certain payable in United States funds in accordance with the terms of the invoice covering said sale, which shall not be changed without Factor’s written approval; d) except for Factor’s security interest therein, and the security interest of Client’s bank with whom Factor shall have entered into an intercreditor agreement, there are no security interests, liens or encumbrances thereon and it will at all times be kept free and clear of same except in Factor’s favor; e) is owned by Client and Client has the legal rights to sell, assign, transfer and set over the same to Factor; f) all documents to be delivered to Factor in connection therewith will be genuine and be enforceable. Client agrees to indemnify Factor against any liability, loss or expense caused by or arising out of the rejection of merchandise or services or claims or deductions of every kind and nature by Client’s customers, other than those resulting from the financial inability of Client’s customer, whose credit standing Factor has approved, to make payment.

2.2.  Chargebacks.  In the event of Client’s breach of any of the foregoing representations and/or warranties, Factor shall have, in addition to all other rights under this Agreement, the right to chargeback to Client immediately the full amount of the Receivables affected thereby together with interest, but such chargeback shall not be deemed a reassignment thereof, and Factor shall retain a security interest in such Receivable and in the merchandise represented thereby until such Receivable is fully paid, settled or discharged and all Client’s Obligations (as hereinafter defined) to Factor are fully satisfied.  Factor shall not, however, have the right to chargeback to Client any Approved  Receivable which is unpaid solely because of such customer’s financial inability to pay.

3.  Purchase Price

3.1.  Calculation of Purchase Price.  The purchase price of Receivables sold and assigned hereunder shall be the net amount thereof, as herein defined, less the amount of Factor’s commission on the purchase of such Receivables as provided in Section 4 hereof (the “Purchase Price”). As used herein, the term “net amount” of Receivables shall mean the gross amount of Receivables less returns, allowances and discounts to, or taken by, customers upon shortest or longest selling terms, as Factor may elect.  The Purchase Price of a Receivable, less: a) any reserves which Factor may have established; b) any sums advanced, remitted or otherwise paid to Client or for Client’s account or debited to Client’s account; and c) any other charges authorized hereunder, shall be payable by Factor to Client two (2) business days after the day on which the payment of the Receivable is posted to Client’s account by the Factor.  However, if any Approved Receivable as to which there exists no dispute or claim shall not be paid by reason of the customer’s bankruptcy, Factor will pay Client the Purchase Price thereof on the first business day of the month following such customer’s bankruptcy conditioned upon (i) such customer’s acknowledgement that it has no disputes, claims, defenses or offsets with respect to such Approved Receivables, or (ii) in the absence of such acknowledgement, such customer’s filing of its Schedules of Assets and Liabilities with the Bankruptcy Court of appropriate jurisdiction, indicating that the Approved Receivables are not disputed.  Payments made by Factor on Approved Receivables which are subsequently disputed by the customer are subject to, among other things, the provisions of Section 2.2 relating to Chargebacks.  In addition, Factor shall not be required to credit Client’s account for the amount of any item of payment which is unsatisfactory to Factor in its sole discretion, and Factor may charge Client’s account for the amount of any item of payment which is returned to Factor unpaid.

3.2.  Reserves.  Factor may reserve out of the Purchase Price of all Receivables sold and assigned an amount which, in Factor’s reasonable business judgment, is sufficient to protect it against possible returns, claims, allowances, expenses and recourse to Client on Receivables sold and assigned to Factor and against other contingencies for which Client may be chargeable hereunder.

4.  Commissions and Interest

4.1.  Factoring Commission.  For its services hereunder, Factor shall receive a commission equal to three-tenths of one percent (0.3%) percent of the gross amount of Receivables, less any discount reflected on the face of the invoice; provided, however, a) in the case of any Receivables due from a customer who is a debtor-in-possession, Factor shall receive an additional commission equal to no less than one (1%) percent for 15 day selling terms and two (2%) percent for 30 day selling terms, of the gross invoice amount of each Receivable, less any discount reflected on the face of the invoice, all of which commissions shall be due and payable as of the date a Receivable arises, and shall then be chargeable to Client’s account. In addition, and with prior notice to Client, Factor may from time to time impose a commission surcharge on other high-risk customers and on customers located outside the United States.

4.2.  Extended Terms. The commission specified in Section 4.1 hereof with respect to a customer who is not a debtor-in-possession is based upon maximum selling terms of sixty (60) days, and no more extended terms or additional dating shall be granted by Client to any customer without Factor’s prior written approval.  If such approval is given by Factor, Factor’s commission with respect to the Receivables covered thereby shall be increased by an additional one-quarter of one (1/4%) percent for each additional thirty (30) days or portion thereof of extended terms or additional dating.

4.3.Minimum Commissions. The minimum aggregate factoring commissions payable under this Agreement for each contract year hereof shall be $250,000 (when aggregated with the factoring commissions paid by Client’s affiliate, Rafaella Apparel Group, Inc., for such period), which, to the extent of any deficiency (after giving effect to commissions payable under paragraph 4.1. hereof), shall be chargeable to Client’s account with Factor yearly.

4.4.  Monthly Statement and Calculation of Interest.  Factor will send Client a monthly account current as of the end of each month.  Unless Factor receives a written objection to any account current rendered by Factor within forty-five (45) days after the mailing of such account current, it shall be deemed accepted by Client and shall become conclusive and binding upon Client.  All debit balances shall be payable to Factor on demand and shall bear interest at the rate of interest then in effect as hereinafter provided (herein called the “Contract Rate”); such interest is payable daily but shall be charged to Client’s account monthly as a cash advance. The Contract Rate of interest hereunder shall be equal to the Prime Rate (as hereinafter defined) plus one (1) percentage point per annum.  Such Contract Rate is based upon the highest announced prime, base or reference rate charged by Wells Fargo Bank, N. A. to substantial and responsible corporate commercial borrowers (“Prime Rate”) which is now 3.25% per annum, and is neither tied to any external rate of interest or index, nor does it necessarily reflect the lowest rate of interest actually charged to any particular class or category of customers by such Bank.  Such Contract Rate shall be increased or decreased as the case may be, as such Prime Rate is increased or decreased and to the extent thereof; each such change to be effective as at the first of the month following the month the related change in such Prime Rate occurs; but in no event shall the Contract Rate of interest hereunder be less than 4% per annum nor in excess of the maximum rate Factor is permitted to charge by law.

4.5.  Credit Balances.  On the last day of each month, Factor shall credit Client’s account with interest on the average daily balance of matured funds and cash collateral in Client’s account, if any, at the Prime rate minus 3% per annum.

5.  Security Interest

5.1.Grant of Security Interest.    As security for all “Obligations” (as herein defined), Client hereby grants to Factor a continuing security interest in, a general lien upon and/or a right of setoff of, all of Client’s presently existing and hereafter created Receivables and the General Intangibles (as such term is defined in the Uniform Commercial Code) relating thereto, including, without limitation, all proceeds of letters of credit, all insurance proceeds, all trademarks and tradenames, all books and records, in each case relating to the Receivables, all credit balances with Factor and all Client’s claims against Factor (whether now or hereafter existing and whether arising under this Agreement or otherwise), instruments, and all Client’s property of every kind and description, tangible or intangible, at any time in Factor’s possession or subject to Factor’s control, whether now or hereafter existing or now owned or hereafter acquired and wherever located and all proceeds of the foregoing. As used herein, the term “Obligations” means and includes all loans, advances, indebtedness, liabilities, obligations, debit balances, covenants and duties owing by Client or any of Client’s subsidiaries or affiliates to Factor or Factor’s parent, subsidiary or affiliate of every kind and description (whether now or hereafter existing and whether arising under this Agreement or otherwise), direct or indirect, absolute or contingent, due or to become due, including, without limitation, any indebtedness, liabilities or obligations owing by Client to others which Factor has acquired by assignment, participation or otherwise, and further including, without limitation, all interest, fees, charges, expenses and reasonable attorneys’ fees for which Client may be obligated hereunder. Amounts owing to Factor in respect of Client’s purchases from other persons, firms or corporations factored by Factor or its parent, subsidiary or affiliate are to be considered Obligations and as advances against Client’s account and may be charged by Factor to Client’s account at any time whether before or after the maturity of such amounts.

5.2.  Cooperation.  Client agrees to execute such further instruments as may be required by any law in connection with the transactions contemplated hereby and to cooperate with Factor in the filing or recording and renewal thereof, and Client hereby authorizes Factor (and appoints any person whom Factor designates as its attorney with power) to sign Client’s name on any such instruments.  Client hereby authorizes Factor to file financing statements containing a description or reasonable summary of the assets in which Client has granted Factor a security interest. Recourse to security shall not be required and Client shall at all times remain liable for the repayment on demand of all Obligations.

6.  Customer Disputes and Claims: Returned Goods

6.1.  Disputes and Claims.  Client shall immediately notify Factor in each instance of the return, rejection, loss of or damage to merchandise represented by any Receivable, of any request for extension of time to pay or request for credit or adjustment, or of any merchandise dispute or other dispute or claim relating to any Receivable or to the merchandise or services covered thereby or tending in any way to diminish the sum certain payable thereon.  If any such dispute, controversy or claim is not promptly settled by Client, Factor may, if it so elects, settle, compromise, adjust or otherwise enforce or dispose of by litigation or otherwise, any such dispute, controversy or claim, at Client’s expense, and upon such terms and conditions as Factor in its sole discretion shall deem proper, but Factor shall have no obligation to do so.  Client shall not grant any allowances, credits or adjustments to customers, nor accept any return of merchandise, without Factor’s prior written consent in each instance

6.2.  Returned Merchandise.  If any merchandise shall be returned by or recovered from the customer or held subject to bill and hold invoices, Client shall forthwith pay Factor the full amount of such Receivable, either in cash or by the assignment of new Receivables hereunder, and until such payment or assignment, such merchandise shall be held by Client in trust for the benefit of Factor, shall be segregated and identified by Client as property held in trust for benefit of Factor, and upon Factor’s request Client shall, at its expense, deliver the same to Factor or for Factor’s account or upon its order to such place or places as Factor may designate.  Factor may sell or cause the sale of any such merchandise, at such prices and upon such terms as it may deem proper, and in the event of any public sale thereof, Factor may be the purchaser.  The proceeds of any such sale or sales shall first be charged with the costs and expenses of any incident to such sale, and the balance, if any, shall be credited to Client’s account.

6.3.  Credit Memoranda.  Copies of all credit memoranda to be issued to any customer shall be furnished by Client to Factor and only the customer shall be entitled to the benefit thereof.  Factor may charge $2.00 to Client’s account for each invoice in respect of any credit memoranda or change of terms.

7.  Fees and Expenses

7.1. Client shall pay to Factor all costs, expenses and liabilities incurred, in connection with: (a) the preparation, execution, delivery, administration and enforcement of this Agreement and any agreement, instrument or document delivered pursuant hereto or in connection herewith (collectively, the “Other Agreements”), including a reasonable allowance for attorneys’ fees; (b) any waiver, amendment, supplement, consent or modification hereof or thereof; and (c) the filing or perfecting of any security interest in any collateral securing the Obligations or any guaranty therefor.  Factor shall also be entitled to charge Client’s account for all costs and expenses incurred (including reasonable attorneys fees) in connection with: (i) obtaining or enforcing payment of any Obligation; (ii) the prosecution or defense of any action or proceeding concerning any matter arising out of or connected with this Agreement, any Other Agreement, or any of the Receivables assigned hereunder, including, without limitation, effecting collection of Non-Approved Receivables whether by adjustments, litigation or otherwise, and realization upon recovered or returned merchandise and defending successfully in whole or in part any and all actions or proceedings brought by Client; (iii) obtaining performance of the Obligations under this Agreement or any Other Agreement, including, but not limited to, the enforcement or defense of Factor’s security interests, assignments of rights and liens as valid perfected security interests; (iv) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any collateral for the Obligations; (v) [omitted]; and (vi) any consultations in connection with any of the foregoing.  In addition to the foregoing, Factor shall charge Client’s account with fees relating to telecopying, wire transfers, special or additional reports and other services at such rates as shall be charged by Factor to its clients from time to time.  All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by Client to Factor shall be payable on demand may be charged to Client’s account and shall constitute Obligations hereunder and shall be secured by the collateral therefor.

8.  Indemnities

8.1.  Indemnification.  Client hereby indemnifies and holds Factor and its affiliates, and their respective employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of any financial accommodation having been extended, suspended or terminated under this Agreement or any Other Agreement or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement or any Other Agreement, and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO CLIENT OR TO ANY OTHER PARTY FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF ANY FINANCIAL ACCOMMODATION HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

8.2.  Taxes.  If any tax by any governmental authority (other than income and franchise taxes) is or may be imposed on or as a result of any transaction between Client and Factor, or in respect to sales or the merchandise affected by such sales, which Factor is or may be required to withhold or pay, Client agrees to indemnify and hold Factor harmless in respect of such taxes, and Client will repay Factor the amount of any such taxes, which shall be charged to Client’s account, and until Client shall furnish Factor with indemnity therefor (or supply Factor with evidence satisfactory to Factor that due provision for the payment thereof has been made), Factor may hold without interest any balance standing to Client’s credit and Factor shall retain its security interest in any and all collateral held by Factor.

9.  Termination and Default

9.1.  Term.  The term of this Agreement shall begin as of the effective date hereof and continue until the last day of the twelfth (12th) month hereafter (the “Initial Term) and thereafter shall be automatically renewed from year to year unless terminated as of the last day of the Initial Term or as of any time thereafter by Client giving Factor at least sixty (60) days prior written notice by registered or certified mail, return receipt requested.  Factor shall have the right to terminate this Agreement at any time by giving Client sixty (60) days prior written notice.  Upon termination of this Agreement for any reason (other than a termination by Factor prior to the occurrence of an Event of Default), the unpaid balance of the aggregate minimum factoring commission set forth in Section 4.3, which shall be pro-rated from the beginning of that contract year though the date of termination, shall become immediately due and payable.

9.2.  Defaults.  Notwithstanding the foregoing, Factor may terminate this Agreement without notice and all Obligations shall, unless and to the extent that Factor otherwise elects, become immediately due and payable without notice or demand upon the occurrence and during the continuance of any one or more of the following events (each an “Event of Default”):  a) Client fails to pay any Obligation when due; b) Client commits any breach of or default in the performance of its representations, warranties or covenants whether contained herein or in any instrument or document delivered pursuant hereto or in any other Agreement, instrument, or document under which it is obligated to Factor; c) Client or any other party liable upon any Obligation (i) makes any false or untrue representation to Factor in connection with this Agreement or any transaction relating thereto; (ii) become(s) unable to pay its debts as they mature; (iii) make(s) a general assignment for the benefit of creditors, suspend(s) the transaction of Client’s usual business, convene(s) or cause(s) to be convened a meeting of Client creditors or principal creditors or take(s) advantage of the insolvency laws of any State, or a case is commenced or a petition in bankruptcy or for an arrangement or reorganization under the Federal Bankruptcy Code is filed by or against Client or any such other party or a custodian or receiver (or other court designee performing the functions of a receiver) is appointed for or takes possession of Client’s or any such other party’s assets or affairs or an order for relief in a case commenced under the United States Bankruptcy Code is entered; or d) [omitted]; e) Client shall be dissolved; f) there shall be issued or filed against Client, or other party liable upon any Obligations, any tax lien; g) [omitted]; h) [omitted]; or (i) or there shall be issued or filed against Client any attachment, injunction, execution, or judgment which is not removed, satisfied or bonded to Factor’s reasonable satisfaction within thirty (30) days after same was issued or filed.

9.3.  Continuing Obligations.  Notwithstanding any termination of this Agreement Client shall continue to deliver Receivables information to Factor and turn over all collections to Factor with respect to Receivables which have previously been assigned to Factor as herein provided until all Obligations shall have been fully paid and satisfied, and until then this Agreement shall remain in full force and effect as to and be binding upon Client, and Factor shall be entitled to retain its security interest in all existing and future Receivables and other security and collateral.

9.4.  Remedies.  Upon the occurrence of any of the Events of Default specified in Section 9.2 hereof, Factor shall have all the rights and remedies of a secured party under the Uniform Commercial Code and other applicable laws with respect to all collateral in which it has a security interest, such rights and remedies being in addition to all of its other rights and remedies provided for herein.  Factor may sell or cause to be sold any or all of such collateral, in one or more sales or parcels, at such prices and upon such terms as it may deem best, and for cash or on credit or for future delivery, without its assumption of any credit risk, and at a public or private sale as it may deem appropriate.  Unless the collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Factor will give Client reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  At any such sale, Factor may disclaim warranties of title, possession, quiet enjoyment and the like and any such disclaimer shall not effect the commercial reasonableness of the sale.  The requirements of reasonable notice shall be met if any such notice is mailed, postage prepaid, to Client’s address shown herein, at least five (5) days before the time of the sale or disposition thereof.  Factor may invoice any such sale in Factor’s name or in Client’s name, as Factor may elect, as the seller, and in such latter event such invoice shall be marked payable to Factor as provided in Section 1.4 hereof.  Factor may be the purchaser at any such public sale and thereafter hold the property so sold at public sale, absolutely, free from any claim or right of any kind, including any equity of redemption.  The proceeds of sale shall be applied first to all costs and expenses of, and incident to, such sale, (including attorneys’ fees), and then to the payment (in such order as Factor may elect) of all Obligations.  Factor will return any excess to Client and Client shall remain liable for any deficiency.

10.  Miscellaneous

10.1.  No Pledge of Credit.  Client shall not be entitled to pledge Factor’s credit for any purpose whatsoever.

10.2.  Waivers.  Client waives presentment and protest of any instruments and all notices thereof, notice of default and all other notices to which it might otherwise be entitled.  Client shall maintain, at its expense, proper books of account.

10.3   Right of Inspection.  Factor shall have the right to inspect and make extracts from such books and all files, records and correspondence at all reasonable times.

10.4   No Pledge or Sale of Receivables.  During the term of this Agreement Client shall not sell or assign, negotiate, pledge or grant any security interest in any Receivables assigned to Factor under this Agreement to any one other than Factor.

10.5.  Organization and Locations.  Client certifies that its address as set forth in this Agreement is its mailing address, its chief place of business, and the office at which its records relating to Receivables are kept.  Client further certifies that its state of incorporation or organization is the State of New York and it shall not change its state of incorporation or organization without Factor’s written consent. Client shall not effect any change of its mailing address, its chief place of business, or the office in which its records relating to Receivables are kept, without first giving Factor thirty days prior written notice thereof.  Client shall provide to Factor, upon request, a Certificate of Good Standing from the Secretary of State of the state of incorporation or organization of the undersigned and from every state where the undersigned is qualified to do business.

10.6.  Financial Statements. [Omitted].

10.7  Solvency; Governing Law; Jurisdiction.  Client warrants that it is solvent, knows of no present or pending situation which could render it insolvent and it will remain solvent during the term of this Agreement.  This Agreement is made and is to be performed under the laws of the State of New York and shall be governed by and construed in accordance with said law.  Each of the parties to this Agreement expressly submits and consents to the jurisdiction of the Supreme Court of the State of New York in the County of New York, with respect to any controversy arising out of or relating to this Agreement or any amendment or supplement thereto or to any transactions in connection therewith and each of the parties to this Agreement hereby waives personal service of any summons or complaint or other process or papers to be issued in any action or proceeding involving any such controversy and hereby agrees that service of such summons or complaint or process may be made by registered or certified mail to the other party at the address appearing herein; failure on the part of either party to appear or answer within thirty (30) days after such mailing of such summons, complaint or process shall constitute a default entitling the other party to enter a judgment or order as demanded or prayed for therein to the extent that said Court or duly authorized officer thereof may authorize or permit.

10.8.  Waiver of Jury Trial.    FACTOR AND CLIENT DO HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING ON, OUT OF, BY REASON OF, OR RELATING IN ANY WAY TO, THIS AGREEMENT OR THE INTERPRETATION OR ENFORCEMENT THEREOF OR TO ANY TRANSACTIONS HEREUNDER.  IN THE EVENT FACTOR COMMENCES ANY ACTION OR PROCEEDING AGAINST CLIENT, CLIENT WILL NOT ASSERT ANY COUNTERCLAIM, OF WHATEVER NATURE OR DESCRIPTION, IN ANY SUCH ACTION OR PROCEEDING, OTHER THAN A MANDATORY OR COMPULSORY COUNTERCLAIM WHICH WOULD BE WAIVED IF NOT SO ASSERTED.

10.9.  No Waiver of Rights.  No failure or delay by Factor in exercising any of its powers or rights hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or the exercise of any other right or power.  Factor’s rights, remedies and benefits hereunder are cumulative and not exclusive of any other rights, remedies or benefits which Factor may have.  This Agreement may only be modified in writing and no waiver by Factor will be effective unless in writing and then only to the extent specifically stated.

10.10.  Notices.  All notices and other communications by either party hereto shall be in writing and shall be sent to the other party at the address specified herein.

10.11.   Assignment.  Factor shall have the right to assign this Agreement and all of Client’s rights hereunder shall inure to the benefit of Factor’s successors and assigns; and this Agreement shall inure to the benefit of and shall bind Client’s respective successors and assigns.

11.  USA Patriot Act

Factor shall have received, sufficiently in advance of the closing date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the United States Patriot Act (Title III of Pub L. 107-56) (the “Act”).  Factor hereby notifies Client that pursuant to the requirements of the Act, its is required to obtain, verify and record information that identifies Client, which information includes the name and addresses of

Client, and other information that will allow Factor to identify Client in accordance with the Act.  Client shall (and shall cause its subsidiaries, to) provide such information and take such actions as requested by Factor in order to assist Factor in maintaining compliance with the Act.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

VERRAZANO, INC.

By:	/s/ Chad Spooner
Name: Chad Spooner
Title: Vice President

Address:	1411 Broadway
New York, New York 10018

WELLS FARGO TRADE CAPITAL, LLC

By:	/s/ Thomas Dowling
Name: Thomas Dowling
Title: Executive Vice President

Address:	119 West 40th Street
New York, New York 10018